UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2016

CurAegis Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Between August 5 and September 1, 2016, CurAegis Technologies, Inc. (the “Company”) issued and sold a total of 864,000 shares of Series C-3 Voting Convertible Preferred Stock to thirteen purchasers at $0.25 per share for gross proceeds of $216,000. The shares were offered and sold without registration under the Securities Act of 1933 in reliance upon Rule 506(c) of Regulation D under the Securities Act of 1933. All of the shares were purchased by “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

The preferred stock is convertible into shares of the Company’s common stock at the rate of one-to-one, subject to adjustment in some circumstances.

The shares were sold pursuant to an offering to “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of up to 10,000,000 shares of Series C-3 Voting Convertible Preferred Stock commenced on December 8, 2015 and disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2015. As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2016, the Company extended the offering and it expired at 5:00 p.m. eastern time on September 1, 2016. The shares of Series C-3 Voting Convertible Preferred Stock sold in the offering and the shares of common stock issuable upon their conversion are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933 and may not be offered for resale or resold or otherwise transferred except pursuant to a registration statement under the Securities Act of 1933 or an applicable exemption from registration requirements. The information set forth herein is neither an offer to sell, nor a solicitation of an offer to buy, any Series C-3 Voting Convertible Preferred Stock, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CurAegis Technologies, Inc.

September 7, 2016	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer